Exhibit 15.4

Our ref                                                          DKP/665661-000001/ 14251050v1

Direct tel                                                +852 3690 7406
E-mail                                                            derrick.kan@maplesandcalder.com

LightInTheBox Holding Co., Ltd.

Tower 2, Area D, Diantong Square

No. 7 Jiuxianqiao North Road

Chaoyang District

Beijing 100015

People’s Republic of China

April 29, 2019

Dear Sir

LightInTheBox Holding Co., Ltd.

We have acted as legal advisors as to the laws of the Cayman Islands to LightInTheBox Holding Co., Ltd., an exempted company with limited liability incorporated in the Cayman Islands (the “Company “), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2018.

We hereby consent to the reference of our name under the heading “Item 10. Additional Information E. Taxation — Cayman Islands Taxation” in the Form 20-F.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP